SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                       September 20, 1996


    AMRESCO Residential Securities Corporation on behalf of:

 AMRESCO Residential Securities Corporation Mortgage Loan Trust
                             1996-4
     (Exact name of registrant as specified in its charter)






          New York            333-08687-01       33-0725672
(State or Other Jurisdiction   (Commission    (I.R.S. Employer
      of Incorporation)       File Number)  Identification No.)


  c/o Bankers Trust Company
     Four Albany Street
     New York, New York                            10006
    (Address of Principal                        (Zip Code)
     Executive Offices)

Registrant's telephone number, including area code (909) 605-7600

                                            No Change
  (Former name or former address, if changed since last report)

1


Item 5.   Other Events.
        Information relating to the distributions to Certificateholders for the period from December 31, 1996 to January 27, 1997 (the "Monthly Period") of the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1996-4 (the "Registrant" or "Trust") in respect of the Mortgage Loan Asset Backed Certificates, Series 1996-4, Class A (the "Certificates") issued by the Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of mortgage loans, and the subordinated amount remaining), together with certain other information relating to the Certificates, is contained in the Monthly Report for the Monthly Period provided to Certificateholders pursuant to the Pooling and Servicing Agreement dated as of August 1, 1996, among AMRESCO Residential Securities Corporation in its capacity as Depositor, AMRESCO Residential Mortgage Corporation in its capacity as the Seller, Long Beach Mortgage Company, Option One
Mortgage Corporation and Advanta Mortgage Corp. USA as the Servicers, and Bankers Trust Company, N.A., a national banking association, in its capacity as the trustee.


Item 7.   Exhibits:

      Monthly Report for the Monthly Period relating to the Certificates issued by the Trust.


                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          By:    AMRESCO  Residential  Securities
Corporation

                          By: /s/Ronald B. Kirkland
                          Name:      Ronald B. Kirkland
                          Title:     Vice President and
                                     Chief Accounting Officer



Dated:  February 18, 1997